(RULE 14a-101)
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LOOP INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

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Loop Industries, Inc.
480 Fernand-Poitras Street
Terrebonne, Québec, Canada, J6Y 1Y4
NOTICE OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholders:
Due to continued public health precautions and to comply with government-issued orders and guidelines regarding in-person gatherings given a novel strain of coronavirus (COVID-19) pandemic and to ensure the health and safety of Loop Industries, Inc.’s shareholders, employees, directors and officers, and communities, the format of our 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) will be a virtual-only meeting, instead of an in-person meeting, on June 28, 2021 at 10:00 a.m. local time, for the purpose of considering and acting upon the following proposals:
(1)	To elect four members of the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;
(2)	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2022;
(3)	To hold an advisory vote on executive compensation; and
(4)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
Shareholders will not be able to attend the 2021 Annual Meeting physically in person. The virtual meeting and live audio webcast can be accessed at www.virtualshareholdermeeting.com/LOOP2021.
To vote or submit questions during the virtual meeting, shareholders must enter the 16-digit control number included on the proxy card, voting instruction form, notice or email that they previously received. Online access to the audio webcast will open shortly prior to the start of the 2021 Annual Meeting. Guests without a control number may also attend the meeting but will not have the option to vote shares or ask questions.
All shareholders, whether or not planning to attend the 2021 Annual Meeting, are encouraged to vote promptly in advance of the meeting by using one of the methods described in the attached proxy materials for the 2021 Annual Meeting. A proxy card is enclosed for your use. We ask that you carefully review, complete, sign, date and return the proxy card or vote by Internet according to the instructions above and included on the proxy card.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders
Our Proxy Statement is attached. Financial and other information concerning the Company is contained in our Annual Report on Form 10-K for the fiscal year ended February 28, 2021, which accompanies this Notice of Annual Meeting of Stockholders and Proxy Statement. We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. These documents may also be accessed on the Broadridge Financial hosted site www.proxyvote.com.
The Board of Directors has fixed the close of business on May 4, 2021 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the 2021 Annual Meeting and at any postponements or adjournments thereof. A list of stockholders entitled to vote at the 2021 Annual Meeting will be available at the meeting being held via live webcast and for ten days prior to the 2021 Annual Meeting.
Please refer to the Proxy Statement, which forms a part of this notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the 2021 Annual Meeting.
By Order of the Board of Directors,

(s) Drew Hickey
Drew Hickey
Chief Financial Officer
Terrebonne, Québec

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
June 28, 2021
This Proxy Statement is furnished in connection with the solicitation by Loop Industries, Inc. (the “Company”) on behalf of the Board of Directors (the “Board” or the “Board of Directors”) of proxies for use at our 2021 Annual Meeting of Stockholders to be held on June 28, 2021 via live webcast (the “2021 Annual Meeting”). A copy of our Annual Report on Form 10-K for the year ended February 28, 2021, together with this proxy statement and accompanying proxy card and notice, will be first mailed on or about June 2, 2021.
EXPLANATORY NOTES
All monetary amounts shown in this Proxy Statement are expressed in United States dollars, unless otherwise expressly noted. Canadian dollars are referred to as “CAD.” In various places throughout this proxy, we have assumed an exchange rate to convert any Canadian dollars into U.S. dollars of $1.00 CAD = $0.7504 U.S., which was the average exchange rate for fiscal 2021. We make no representation that the Canadian dollar or U.S. dollar amounts referred to in this proxy could have been converted into U.S. dollars or Canadian dollars, as the case may be, at any particular rate or at all.

i

VOTING RIGHTS
Each share of our common stock, par value $0.0001 per share (the “Common Stock”), entitles the holder thereof to one vote on matters to be acted upon at the 2021 Annual Meeting, including the election of directors. Votes cast in person or by proxy at the 2021 Annual Meeting will be tabulated by Broadridge Financial Solutions, Inc., the Inspector of Elections. Any proxy that is returned using the form of proxy enclosed or voted by Internet according to the instructions included on the proxy card will be voted in accordance with the instructions thereon, and if no instructions are given, will be voted: (i) “FOR” the election of all of the director nominees as described in Proposal One; (ii) “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm as described in Proposal Two; (iii) “FOR” the approval of the advisory resolution relating to our executive compensation as described in Proposal Three; and (iv) if any other business is properly brought before the 2021 Annual Meeting, shares subject to proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the discretion of the persons voting such proxies. A stockholder may indicate on the enclosed proxy or its substitute that it is abstaining from voting on a particular matter (an “abstention”). A broker may indicate on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (a “broker non-vote”). Abstentions and broker non-votes are each tabulated separately.
The Inspector of Elections will determine whether or not a quorum is present at the 2021 Annual Meeting. In general, Nevada law and our By-laws provide that a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum. Abstentions and broker non-votes of shares that are entitled to vote are treated as shares that are present in person or represented by proxy for purposes of determining the presence of a quorum.
In determining whether a proposal has been approved, abstentions are treated as present in person or represented by proxy and entitled to vote, but not as voting for such proposal, and hence have the same effect as votes against such proposal, while broker non-votes are not treated as present in person or represented by proxy but not entitled to vote, and hence have no effect on the vote for such proposal.
RECORD DATE AND SHARE OWNERSHIP
Holders of record of Common Stock as of the close of business on May 4, 2021 have the right to receive notice of and to vote at the 2021 Annual Meeting. On May 4, 2021, we had issued and outstanding 42,433,320 shares of Common Stock.
PROXIES
Proxies for use at the 2021 Annual Meeting are being solicited by the Company from our stockholders. Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or (ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the 2021 Annual Meeting and the election to vote in person. Attendance at the 2021 Annual Meeting will not by itself constitute the revocation of a proxy.
STOCKHOLDER PROPOSALS
Proposals of stockholders that are intended to be presented at our 2022 Annual Meeting of Stockholders must comply with the requirements of SEC Rule 14a-8 and must be received by us no later than Friday, January 19, 2022 in order to be included in our Proxy Statement and form of proxy relating to the meeting. A stockholder proposal or a nomination for director for our 2022 Annual Meeting of Stockholders that is not to be included in our Proxy Statement and form of proxy relating to the meeting must be received by us no earlier than Thursday, February 17, 2022 and no later than Saturday, March 19, 2022. Our By-laws require that certain information and acknowledgements with respect to the proposal or nomination be set forth in the stockholder’s notice. A copy of the relevant bylaw provision is available upon written request to Loop Industries, Inc., 480 Fernand-Poitras Street, Terrebonne, Quebec, Canada J6Y 1Y4, Attention: Chief Financial Officer. Further, our Amended and Restated By-laws dated as of April 4, 2018 (the “By-laws”) were filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2018 and may be accessed through the SEC’s website at www.sec.gov/edgar. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

PROXY SOLICITATION COSTS
The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees, who will receive no additional compensation for their services, may solicit proxies by telephone or in person. We are required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

PROPOSAL ONE

ELECTION OF DIRECTORS
At the 2021 Annual Meeting, four directors will be elected to the Board by the common stockholders. The Board of Directors has approved Andrew Lapham, Laurence Sellyn, Louise Sams and Jay Stubina as nominees for election at the 2021 Annual Meeting. Peter Kezios, a current director of the Board, will not stand for re-election to the Board at the Annual Meeting and will retire from the Board at the end of his term as director. Immediately prior to the 2021 Annual Meeting, we also expect that Daniel Solomita will be elected to the Board upon the affirmative vote of the sole holder of our Series A Preferred Stock, resulting in a total of five directors. Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them FOR the nominees named below, all of whom are presently directors of the Company. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.
The following table sets forth, as of February 28, 2021, the names and ages of our directors and the principal offices and positions held by each person:
Name	Age	Title
Daniel Solomita	45	Chairman of the Board of Directors, Chief Executive Officer, and President
Peter Kezios(1)	62	Director
Andrew Lapham	48	Director, Chair of the Compensation Committee
Laurence Sellyn	71	Lead Independent Director, Chair of the Audit Committee
Jay Stubina	59	Director
Louise Sams(2)	63	Director, Chair of the Nominating and Corporate Governance Committee
(1)	Mr. Kezios will not stand for re-election to our Board at the 2021 Annual Meeting.
(2)	Ms. Louise Sams was elected to the Board of Directors on April 7, 2021
Information Regarding Director to Be Elected by Holder of Our Series A Preferred Stock
Daniel Solomita, 45, has served as President and Chief Executive Officer and Chairman of the Board of Directors of Loop Industries since 2015. Mr. Solomita is also the Founder of the Company and the chief architect of the Company’s growth strategy and mission to disrupt the global plastics industry. As such, the Board of Directors considers Mr. Solomita as fully qualified to sit as Chairman of the Board of Directors. Mr. Solomita also served as the President, Secretary, Treasurer and sole Director of Loop Holdings, Inc., a wholly-owned subsidiary, from 2014 to March 2017, when Loop Holdings, Inc. merged with and into our Company. Prior to founding Loop, Mr. Solomita focused his business career on the circular economy, developing Polyamide landfill remediation projects across North America. Mr. Solomita attended Dawson College, in Quebec, Canada, where he obtained a Diploma of College Studies in Business Administration in 1996. Mr. Solomita also has held a certification as a Microsoft Certified Systems Engineer since 1998.
Information Regarding the Nominees for Election as Directors
Andrew Lapham, 48, has served as a member of our Board of Directors since June 2019. Mr. Lapham has had a successful career as a financial professional with experience covering plastic manufacturing. In 2013 Mr. Lapham co-founded and continues to serve as the Global and Canadian Chair of Northern Private Capital Inc., a private investment firm. Mr. Lapham previously served as the Chairman of Blackstone Canada, an alternative asset manager, which focused primarily on sourcing and evaluating the firm’s investment opportunities in Canada. Mr. Lapham also served as the senior investment professional at Onex Corporation, headquartered in Toronto. Mr. Lapham holds a Bachelor of Arts degree with a major in History from Princeton University. Mr. Lapham’s understanding of the economics and strategic elements of business, and his expertise in corporate finance make him qualified be on the Board.
Laurence Sellyn, 71, has served as a member of our Board of Directors since April 2018. Mr. Sellyn retired at the end of 2015 from a career in leadership roles in the management of public companies and is now active as a corporate director and as an advisor and consultant to entrepreneurial CEOs. He provides consulting services through his consulting firm, Par Seven Advisors Inc. Mr. Sellyn was Executive Vice-President, Chief Financial and

Administrative Officer of Gildan Activewear Inc. from April 1999 until August 2015. From 1992 until 1999 he was Chief Financial Officer and Senior Vice President of Finance and Corporate Development of Wajax Inc. Previously Mr. Sellyn held successive positions of increasing responsibility at Domtar Inc., including serving as Corporate Controller from 1987 until 1991. From May 2013 until June 2020 Mr. Sellyn served on the Board of Cascades Inc. (TSX: CAS), where he was Chair of the Corporate Governance and Nominating Committee and was a member of the Audit and Finance Committee. He has also served as a Director and Lead Independent Director of Noble Iron Inc. (TSXV: NIR) from August 4, 2014 to August 11, 2016. Mr. Sellyn is a U.K. Chartered Accountant and holds a Master’s degree in Modern Languages and Literature from Oxford University. Mr. Sellyn has also been active on charitable and not-for-profit boards. Mr. Sellyn was elected as Lead Independent Director of Loop on April 4, 2018. Mr. Sellyn is considered by the Board to be fully qualified for this role due to his experience in corporate finance and corporate governance as a senior executive and director of public companies and his history working with founding entrepreneurs.
Jay Stubina, 59, has served as a member of our Board of Directors since 2016. In 1998, Mr. Stubina co-founded Continent 8 Technologies, which operates data centers in Europe, North America and Asia. He led its operating and sales activities until April 2021, when he retired from the company and divested his equity ownership position. Mr. Stubina holds a Bachelor of Commerce degree, with a major in Accountancy from Concordia University, of Montréal in Canada. Mr. Stubina obtained a Chartered Accountant certificate from McGill University, and maintains a Chartered Professional Accountant designation in Canada. Mr. Stubina serves on our Audit and Compensation Committees. His experience running a business from 1998 to the present, combined with his previous role as CFO of a real estate company from 1989-1998 and his Chartered Professional Accountant designation make Mr. Stubina a valuable member of our Audit Committee and the Board of Directors. Mr. Stubina’s knowledge of and experience in finance, technology implementation in businesses and data management led to our conclusion that he is qualified to serve as a director in light of our business and structure.
Louise Sams, 63, has served as a member of our Board of Directors since April 2021. Ms. Sams previously was the Executive Vice President and General Counsel of Turner Broadcasting System, Inc., a subsidiary of Time Warner Inc. (NYSE: TWX), a television and media conglomerate, from March 2000 until October 2019, where she oversaw the legal work relating to all of the business activities of Turner and its subsidiaries worldwide. Ms. Sams also served as President of Turner Broadcasting System International, Inc. from 2003 until 2012. Prior to joining Turner in 1993 as a corporate attorney, Ms. Sams was an associate at White & Case, specializing in mergers and acquisitions and securities law. Ms. Sams is a Director of CoStar Group, Inc. (Nasdaq: CSGP), a provider of information, analytics, and online marketplaces to the commercial real estate industry, and serves on the audit committee. She also serves as a Director of D and Z Media Acquisition Corp. (NYSE: DNZ.U) and serves on the audit and compensation committees. Ms. Sams chairs the Board of Trustees at Princeton University. Ms. Sams holds a Bachelor of Arts in English from Princeton University and a Juris Doctor from the University of Virginia School of Law. Ms. Sams has over 25 years experience as a media executive and over 34 years experience as a practicing attorney. As a result of her broad range of business and legal experience, Ms. Sams brings to the Board valuable business development, growth strategies, risk management, corporate governance, technology, and mergers and acquisitions experience and is thus qualified to be on the Board.
Information Regarding Directors Not Standing for Re-election
Peter Kezios, 62, will not stand for re-election to the Board at the 2020 Annual Meeting. He has served as a member of our Board of Directors since June 2020. Mr. Kezios is specialized in the field of polymer research, development, and is a technology expert who has been employed in numerous executive, director, leadership and professional positions within the polyester industry for over 33 years. Over the course of his career, Mr. Kezios has been providing vision, leadership and direction to organizations engaged in research, development, and technology commercialization via innovative and collaborative application of chemical/polymer engineering fundamentals to develop solutions to new product and process opportunities. Mr. Kezios holds a Ph.D. in Chemical Engineering from Princeton University and currently acts as a research and development consultant in the fields PET Resin & Fibers and Sustainable & Specialty Polyesters. Prior to Mr. Kezios’ work as a research and development consultant since 2017, he held, over the span of 18 years, various senior executive positions with DAK Americas LLC (formerly DuPont-Akra Polyester LLC), one of the largest integrated producers of PET resins in the world and the main producer of polyester staple fibers in the Americas. We thank Mr. Kezios for his valuable counsel and contribution to the Board of Directors and the Company.

Required Vote & Recommendation of the Board
The nominees receiving a greater number of affirmative votes FOR his or her election than votes AGAINST his or her election shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” for each of the Board’s nominees. Abstentions and broker non-votes will not affect the outcome of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” FOR EACH OF THE BOARD’S NOMINEES ON THE ELECTION OF THE FOREGOING NOMINEES TO SERVE AS DIRECTORS UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS.

CORPORATE GOVERNANCE
Board of Director Meetings and Committees
The Board has established the following three (3) committees, each with its own written charter: the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. The following table sets forth the attendance of the current Directors at the Board and Committee meetings held during the fiscal year ended February 28, 2021:
	Board of Directors		Audit Committee		Nominating and Corporate Governance Committee		Compensation Committee		Total Attendance
Director	Number	%	Number	%	Number	%	Number	%	%
Daniel Solomita	13/13	100%	—	—	—	—	—	—	100%
Peter Kezios(1)	10/10	100%	—	—	—	—	1/1	100%	100%
Andrew Lapham	13/13	100%	4/4	100%	—	—	2/2	100%	100%
Laurence Sellyn	13/13	100%	4/4	100%	2/2	100%	—	—	100%
Jay Stubina	13/13	100%	4/4	100%	2/2	100%	2/2	100%	100%
Louise Sams(2)	—	—	—	—	—	—	—	—	—
(1)	Mr. Peter Kezios was elected to the Board of Directors and appointed member of the Compensation Committee on June 29, 2020.
(2)	Ms. Louise Sams was elected to the Board of Directors on April 7, 2021. There have been no meetings of the Board since her election.
Controlled Company Status
Our shares of Common Stock are listed on the Nasdaq Stock Market. Nasdaq requires all of its listed companies to be in compliance with Nasdaq’s standards of corporate governance set forth in the Nasdaq Marketplace Rules (the “Nasdaq CG Rules”), with certain exceptions. Companies that qualify as a “controlled company” within the meaning of the Nasdaq CG Rules can elect not to comply with certain Nasdaq CG Rules or can choose to comply with these rules despite the presence of an exemption. Under Nasdaq CG Rules, “controlled companies” may elect not to comply with certain Nasdaq CG Rules, including:
•	requirements relating to oversight of director nominations, including having a nominating committee be composed entirely of independent directors;
•	requirements relating to oversight of executive compensation, including that having a compensation committee that is composed entirely of independent directors; and
•	the requirement that a majority of the members of the Board be independent.
As of February 28, 2021, Mr. Daniel Solomita controls more than 50% of the voting power for the election of directors. Therefore, we qualify as a “controlled company” within the meaning of the Nasdaq CG Rules and are not required to follow any of the above three Nasdaq CG Rules. We do not currently utilize the second and third exemptions, and we did not utilize them at any point in fiscal year 2021. We utilized the first of these exemptions until May of 2018, when we formed a Nominating and Corporate Governance Committee comprised entirely of Independent Directors that meet the applicable Nasdaq and SEC independence standards. Therefore, we did not utilize any of these exemptions at any time after May of 2018 and we do not anticipate utilizing any of these exemptions for fiscal year 2022. The “controlled company” exception does not modify audit committee requirements of Rule 10A-3 under the Exchange Act and Nasdaq CG Rules or the requirement to have regularly scheduled Board meetings at which only independent Directors attend.
Board Independence
The Board of Directors has determined the following directors are independent: Andrew Lapham, Louise Sams, Laurence Sellyn and Jay Stubina. We evaluated independence in accordance with the applicable Nasdaq Stock Market rules.
The Board’s Leadership Structure
The Board currently combines the role of Chairman of the Board and Chief Executive Officer. This is because of the unique role played by Daniel Solomita as the Founder, Chief Executive Officer and controlling shareholder of the Company. The Board believes that Mr. Solomita is best situated to serve as Chairman because he is the director most familiar with our business and industry and is therefore best able to identify the strategic priorities to be discussed by the Board. The Board believes that combining the role of Chairman and Chief Executive Officer, in the current circumstances of the Company, facilitates information flow between management and the Board and fosters strategic development and execution. The Board has appointed Laurence Sellyn as the lead independent director. The lead independent director serves as the focal point for independent directors, coordinating feedback to the Chief Executive Officer on behalf of the independent directors regarding business issues and board management. The lead independent director and the other independent directors meet regularly without the Chief Executive Officer present.
Committees of the Board of Directors
The Board of Directors has three standing committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. These committees meet regularly throughout the year and also hold special meetings or act by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the Board. Each of these committees has adopted a written charter, which is reviewed annually. All members of the committees are appointed by the Board of Directors and meet the independence requirements of the respective committees on which they serve. The Nomination and Corporate Governance Committee recommends the composition of the Audit Committee and the Compensation Committees after the election of directors is approved by the shareholders, for approval by the Board.
Audit Committee
The Audit Committee consists of Mr. Sellyn (Chair), Mr. Lapham and Mr. Stubina, each of whom is independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the listing standards of the Nasdaq Stock Market. The Audit Committee held four meetings during the fiscal year ended February 28, 2021. Following the annual meeting of shareholders and upon approval of their election, Mr. Sellyn (Chair), Ms. Sams and Mr. Stubina will serve on the Audit Committee, each of whom is independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the listing standards of the Nasdaq Stock Market.
The Board of Directors has determined that Mr. Sellyn is an audit committee financial expert as defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Sellyn’s relevant experience includes 23 years of service as a Chief Financial Officer, first at Wajax Inc. from 1992 until 1999, and then at Gildan Activewear Inc. from 1999 until his retirement in 2015. He is also a U.K. Chartered Accountant.
The Audit Committee oversees our accounting and financial reporting process and the audit of our financial statements and also assists the Board in monitoring our financial systems and legal and regulatory compliance. In accordance with the written Audit Committee Charter, the responsibilities of the Audit Committee include, among other things:
•
appointing, determining the compensation of, retaining and overseeing the work of our registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for us;

•	pre-approval of auditing and permissible non-audit services, and the terms of such services, to be provided by the independent registered public accounting firm;
•
evaluating the independence, qualifications and performance of our registered public accounting firm, including an annual review of a written report by our independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;

•
reviewing our financial statements, including meeting with management and our independent registered public accounting firm to review and discuss our annual audited financial statements, quarterly financial statements, and related disclosures;

•	reviewing, approving, and monitoring related party transactions involving directors or executive officers;

•
addressing complaints received by us regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by our employees of concerns regarding questionable account or auditing matters;

•
periodically reviewing and meeting with management and the independent auditor to discuss the overall adequacy and effectiveness of our legal, regulatory and ethical compliance programs and reports regarding compliance with applicable laws, regulations and internal compliance programs;

•
meeting with management and, as appropriate, the independent auditors, to discuss the adequacy and effectiveness of our policies and practices regarding information technology risk management and the internal controls related to cybersecurity;

•	overseeing management’s processes for identifying, monitoring and addressing enterprise risks; and
•
reporting to the Board, including, among other things, any issues that arise with respect to the quality or integrity of our financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent auditors, and the performance of the Audit Committee itself.

The Audit Committee Report is included in this Proxy Statement. In addition, the Board adopted a Charter for the Audit Committee, a copy of which is available under Corporate Governance Documents in the Investors section of our website, and via the following hyperlink: http://www.loopindustries.com/assets/docs/loop_audit_committee_charter.pdf
Compensation Committee
The Compensation Committee consists of Mr. Lapham (Chair), Mr. Kezios and Mr. Stubina. The Compensation Committee held two meetings during the fiscal year ended February 28, 2021. Following the annual meeting of shareholders and upon approval of their election, Mr. Lapham (Chair), Ms. Sams and Mr. Stubina will serve on the Compensation Committee, each of whom is (i) independent within the meaning of the listing standards of the Nasdaq Stock Market, (ii) a non-employee director within the meaning of Section 16 of the Exchange Act.
The Compensation Committee oversees our compensation policies, plans and programs. The Compensation Committee is responsible for, among other things:
•
establishing and periodically reviewing a general compensation strategy for the Company and its subsidiaries and overseeing the development and implementation of our compensation plans to ensure they are consistent with the general compensation strategy;

•	reviewing and discussing with management the risks arising from our compensation policies and practices for all employees that are reasonably likely to have a material adverse effect on the Company;
•	administering our equity-based plans;
•	periodically reviewing and recommending the compensation of our chief executive officer and other executive officers to the Board for its approval;
•	periodically reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;
•	periodically evaluating the performance of our chief executive officer in light of such corporate goals;
•	oversight of regulatory compliance with respect to compensation matters affecting us;
•
reviewing and recommending to the Board our submissions to stockholders on executive compensation matters and considering the results of stockholder advisory votes on executive compensation matters and the changes, if any, to our executive compensation policies, practices and plans that may be warranted as a result of any such vote.

The Board adopted a written charter for the Compensation Committee, a copy of which is available under Corporate Governance Documents in the Investors section of our website, and via the following hyperlink: http://www.loopindustries.com/assets/docs/LoopCompensationCommittee.pdf.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of Mr. Sellyn (Chair), Mr. Lapham and Mr. Stubina. The Nominating and Corporate Governance Committee held two meetings during the fiscal year ended February 28, 2021. Following the annual meeting of shareholders and upon approval of their election, Ms. Sams (Chair), Mr. Sellyn and Mr. Lapham will serve on the Nominating and Corporate Governance Committee, each of whom is independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the listing standards of the Nasdaq Stock Market.
The Nominating and Corporate Governance Committee considers and periodically reports to the full Board on matters relating to the governance of the Board. The Nominating and Corporate Governance Committee is responsible for, among other things:
•
reviewing the qualifications of, and recommending to the Board, proposed nominees for election to the Board, Board composition, and appointment to committees of the Board, consistent with criteria approved by the Board and subject to any commitments made by the Corporation by contract or in its certificate of incorporation;

•	developing, evaluating and recommending to the Board corporate governance practices applicable to the Company;
•
periodically reviewing and recommending the compensation to be paid for service on the Board and Board committees and for service as a chairperson of a Board committee and as lead independent director;

•	leading the Board in its annual performance review of the Board, its committees and their respective effectiveness; and
•	assisting management to organize appropriate orientation for new directors.
The Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee in May 2018, a copy of which is available under Corporate Governance Documents in the Investors section of our website, and via the following hyperlink: http://www.loopindustries.com/assets/docs/Nominating-and-Corporate-Governance-Committee-Charter.pdf
Consideration of Director Nominees
Stockholder Nominees
The Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as well as candidates recommended for consideration by the Nominating and Corporate Governance Committee as described below under “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations must comply with the requirements of our By-laws and should include disclosure about whether the nominating shareholder or any member of a nominating shareholder group has been involved in any legal proceeding during the past ten years, as specified in Item 401(f) of Regulation S-K, all information relating to such nominee as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, such nominee’s written consent to be named in the Proxy Statement as a nominee and to serve as a director if elected, as well as a written statement executed by such nominee acknowledging that as a director of the Company, such nominee will owe a fiduciary duty under the Nevada Revised Statutes exclusively to the Company and its stockholders. In addition, stockholder nominations should be submitted within the time frame as specified under “Stockholder Proposals” above and addressed to: Loop Industries, Inc., Attention: Chief Financial Officer, 480 Fernand-Poitras Street, Terrebonne, Quebec, Canada J6Y 1Y4.
A stockholder that instead desires to merely recommend a candidate for consideration by the Nominating and Corporate Governance Committee shall direct the recommendation in writing to Loop Industries, Inc., Attention: Chief Financial Officer, 480 Fernand-Poitras Street, Terrebonne, Quebec, Canada J6Y 1Y4, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of our Common Stock.

Director Qualifications
In discharging its responsibilities to nominate candidates for election to the Board of Directors, the Nominating and Corporate Governance Committee has not specified any minimum qualifications for serving on the Board of Directors. We believe that our directors should have the highest professional and personal ethics and values, consistent with our values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the Nominating and Corporate Governance Committee also considers the candidate’s character, judgment, diversity, age and skills, including financial literacy and experience in the context of our needs and the needs of the Board.
Identifying and Evaluating Nominees for Directors
Under the Nasdaq CG Rules, we are not required to maintain a nominating committee. Instead, our entire Board was responsible for recommending director candidates for election until we formed a Nominating and Corporate Governance Committee in May 2018. This was appropriate, in the opinion of the Board, because we are a “controlled company” under Nasdaq CG Rules, as a single investor, Daniel Solomita, holds 44.8% of our outstanding Common Stock and the sole outstanding share of our Series A Preferred Stock and effectively controls the election of our directors through his effective voting control of the Company and his ability to designate a majority of the directors nominated to serve on our Board. Our Series A Preferred Stock has special rights that are set forth in our 10-K for fiscal year 2021, filed with the SEC on or about May 28, 2021, a copy of which is included herein. Prior to having a nominating committee, our Board authorized and directed all of the independent directors to search for and evaluate qualified individuals to become nominees for director and board committee members. The independent directors recommend candidates for nomination for election or re-election for each annual meeting of stockholders and, as necessary, to fill vacancies and newly created directorships, and evaluate candidates for appointment to and removal from committees. The independent directors operate in this capacity under authority granted by resolution of the Board, rather than by charter.
Prior to the formation of the Nominating and Corporate Governance Committee in May 2018, the Board had been identifying and evaluating nominees for our Board. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating director nominees. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will review properly submitted stockholder nominations and recommendations for candidates for the Board of Directors. Following verification of the stockholder status of persons proposing candidates, nominations and recommendations are aggregated and considered by the Nominating and Corporate Governance Committee. If any materials are provided by a stockholder in connection with the nomination or recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.
Annual Meeting Attendance
Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend our annual meetings. Due to public health precautions and to comply with government-issued orders and guidelines regarding in-person gatherings given the COVID-19 pandemic and to ensure the health and safety of the Company’s shareholders, employees, directors and officers, and communities, we held our virtual-only annual meeting on June 29, 2020 (the “2020 annual meeting”) and all of our directors then serving on the Board attended the meeting. At the 2020 annual meeting, our stockholders took the following actions: (1) appointed, ratified, and confirmed Peter Kezios, Andrew Lapham, Laurence Sellyn and Jay Stubina to serve as members of the Board; (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2021; and (3) approved the proposal for advisory approval of the Company’s 2020 executive compensation, the say-on-pay vote. We filed a Definitive Information Statement on Schedule 14A with the SEC on May 4, 2020 and a Current Report on Form 8-K on June 30, 2020 to document these actions.
Stockholder Communications with the Board of Directors
We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of our stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to our stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.
Code of Ethics
On January 25, 2017, our Board approved and adopted a Code of Ethics (the “Code of Ethics”) that applies to all of our directors, officers, and employees, including our principal executive officer and principal financial officer. The Code of Ethics addresses such individuals’ conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules, and regulations; full, fair, accurate, timely, and understandable disclosure by us; competition and fair dealing; corporate opportunities; confidentiality; insider trading; protection and proper use of our assets; fair treatment; and reporting suspected illegal or unethical behavior. A copy of our Code of Ethics is available under Corporate Overview in the Investors section of our website, and via the following hyperlink: http://www.loopindustries.com/assets/docs/Code_of_Ethics.pdf. We will disclose on our website any amendments to or waivers from any provision of the Code of Ethics that applies to any of our directors or executive officers.
Indemnification Agreements
Each of our executive officers and directors has entered into an indemnification agreement, pursuant to which we have agreed to indemnify each such person for claims against each of them that may arise in connection with the performance of their respective duties as an officer or a director.
Rule 10b5-1 Trading Plans
Although no officers of the Company currently have a Rule 10b5-1 stock trading plan in place, officers may choose to enter into such plans from time to time in the future. These plans allow executives to adopt predetermined plans for trading shares of our Common Stock in advance of learning any material non-public information. The use of these trading plans permits diversification, retirement and tax planning activities. The transactions under the plans will be disclosed publicly through Form 4 filings with the SEC.
Board’s Role in Risk Oversight
The Board, and in particular the Audit Committee, has an active role, as a whole and also at the committee level, in overseeing management of Company risk. This role is one of informed oversight rather than direct management of risk. The Board regularly reviews and consults with management on strategic direction, challenges and risks that we face. The Board also reviews and discusses with management quarterly financial results and forecasts. The Audit Committee of the Board oversees management of financial risks, including investment and foreign currency fluctuation risk mitigation policies. The Compensation Committee of the Board is responsible for overseeing the management of risks relating to and arising from our compensation plans and arrangements. The Nominating and Corporate Governance Committee periodically reviews the risks arising from our corporate governance policies and practices, including the structure and performance of the Board, its committees and individual directors. The Nominating and Corporate Governance Committee also reviews and oversees the Company’s succession planning process for executive officers. These committees provide regular reports—generally on a quarterly basis—to the full Board.
Management has responsibility for the direct management and oversight of legal, financial and commercial compliance matters, which includes identifying areas of risk and implementing policies, procedures and practices to mitigate the identified risks. Additionally, the Chief Financial Officer provides regular reports to the Audit Committee concerning financial, tax and compliance related risks. Management also provides the Audit Committee with periodic reports on our compliance programs and efforts, investment policy and practices, and compliance with debt covenants. Management and any compensation consultant, if so retained, provide analysis of risks related to our compensation programs and practices to the Compensation Committee.
Compensation of Non-Employee Directors
The Board approved our Outside Director Compensation Policy in October 2017, which was amended and restated on April 4, 2018, May 11, 2018, May 2, 2019 and February 27, 2020 to compensate each non-employee director for his or her service (the “Amended and Restated Outside Director Compensation Policy”). Our Board has the discretion to revise non-employee director compensation as it deems necessary or appropriate. Under our Amended and Restated Outside Director Compensation Policy, non-employee directors will receive compensation in the form of equity and cash, as described below:
Cash Compensation. All non-employee directors will be entitled to receive the following cash compensation for their services:
•	$15,000 per year for service as chairman of the audit committee;
•	$15,000 per year for service as chairman of the compensation committee;
•	$15,000 per year for service as chairman of the nominating and governance committee;
•	$30,000 per year for service as the lead independent director.
Each annual cash retainer under this Policy will be paid quarterly in arrears on a prorated basis to each non-employee director who has served in the relevant capacity at any point during the immediately preceding fiscal quarter, and such payment shall be made no later than thirty (30) days following the end of such immediately preceding fiscal quarter.
Equity Compensation. Nondiscretionary, automatic grants of restricted stock units (“RSUs”) will be made to our non-employee directors on an annual basis as described below:
Annual Awards. Subject to Section 11 of the Company’s 2017 Equity Incentive Plan, each non-employee director automatically will be granted a Restricted Stock Unit Award (an “Annual Award”) with a Value of $90,000, provided that the number of Shares covered by each Annual Award will be rounded down to the nearest whole Share, which grant will be effective on the date of each annual meeting of stockholders (each, an “Annual Meeting”), beginning with the first Annual Meeting following October 16, 2017; provided that any non-employee director who is not continuing as a Director following the applicable Annual Meeting will not receive an Annual Award with respect to such Annual Meeting. On May 2, 2019, we amended our Amended and Restated Outside Director Compensation Policy so that, subject to Section 5 of the Amended and Restated Outside Director Compensation Policy and Section 14 of the Company’s 2017 Equity Incentive Plan, each Annual Award will vest as to 100% of the Shares subject thereto upon the earlier of the one (1) year anniversary of the grant date or on the day prior to our next Annual Meeting occurring after the grant date, in each case, provided that the non-employee director continues to serve as a non-employee director through the applicable vesting date. On February 27, 2020, we further amended the Amended and Restated Outside Director Compensation Policy in order to reduce the amount of the Annual Award to $90,000. The reduction was deemed appropriate given the size and composition of the Board, the maturity of the Company and the executive team now in place, all of which contributed to allowing the Board to concentrate on its strategic advisory role and focus less on oversight of legal, financial and commercial compliance matters which is more of management’s role. This change came into effect with the 2021 Annual Award which was effective at the 2020 Annual Meeting.
Consistent with the previous paragraph, an Annual Award was granted on June 29, 2020 to each non-employee director for 2021 (the “2021 Annual Award”). The 2021 Annual Award will vest as to 100% of the Shares on June 28, 2021, provided that the non-employee director continues to serve as such through the applicable vesting date. “Value” for this purpose means, with respect to a full value award, the average of the closing trading prices of a Share for the 30-trading days ending on the trading day prior to the grant date.
Travel Expenses. Each non-employee director’s reasonable, customary, and properly documented travel expenses to attend Board meetings will be reimbursed by the Company.

Fiscal 2021 Non-Employee Director Compensation Table
The following table sets forth a summary of the compensation received by our non-employee directors who received compensation during our fiscal year ended February 28, 2021:
Name and Principal Position	Fees earned or paid in cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter Kezios	—	90,000	—	—	—	—	90,000
Andrew Lapham	15,000	90,000	—	—	—	—	105,000
Laurence Sellyn	60,000	90,000	—	—	—	—	150,000
Jay Stubina	—	90,000	—	—	—	—	90,000
Louise Sams(2)	—	—	—	—	—	—	—
(1)
The amounts reported in this column represent the aggregate grant date fair value of the restricted stock units, or RSUs, granted, as computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718.

(2)	Ms. Louise Sams was elected to the Board of Directors on April 7, 2021. She did not receive any compensation in the fiscal year ended February 28, 2021.
Directors who are also our employees receive no additional compensation for their service as directors. During fiscal year 2021, Daniel Solomita, one of our directors, also has been serving as our Chief Executive Officer. See “Executive Compensation—Fiscal 2021 Summary Compensation Table” for additional information about the compensation for Mr. Solomita.
Our non-employee directors held the following outstanding RSU awards as of February 28, 2021. The table excludes Mr. Solomita, whose outstanding awards are reflected in the section entitled “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End.”
Name	# of Outstanding Options (in shares)	# of Outstanding RSUs (in shares)
Peter Kezios	—	9,662
Andrew Lapham	—	27,695
Laurence Sellyn	—	66,309
Jay Stubina	—	41,309
Louise Sams(1)	—	—
(1)	Ms. Louise Sams was elected to the Board of Directors on April 7, 2021. She did not receive any compensation in the fiscal year ended February 28, 2021.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of February 28, 2021. Our executive officers are appointed by, and serve at the discretion of, our Board. Each of our executive officers holds office until his successor is duly elected and qualified or until his earlier resignation or removal in accordance with our By-laws, absent an employment agreement. There are no family relationships among any of our directors or executive officers.
Name	Age	Title
Daniel Solomita	45	Chairman of the Board, President, and Chief Executive Officer
Nelson Gentiletti(1)	59	Chief Operating Officer, Chief Financial Officer, and Treasurer
Michel Megelas(2)	51	Chief Legal Officer, and Secretary
Stephen Champagne(3)	53	Chief Technology Officer
Yves Perron(4)	58	Vice-President, Engineering and Construction
(1)
Effective March 1, 2021, Nelson Gentiletti retired as Chief Financial and Operating Officer of the Company. Nelson Gentiletti remained with the Company until April 30 to support the transition of his responsibilities. Mr. Andrew (Drew) Hickey was appointed as CFO of the Company effective March 1, 2021.

(2)	On March 19, 2021, Michel Megelas stepped down as Chief Legal Officer of the Company.
(3)	Stephen Champagne began serving as Chief Technology Officer on June 9, 2020
(4)	Yves Perron began serving as Vice-President, Engineering and Construction on January 11, 2021
Daniel Solomita, please see biography of Mr. Solomita on page 3 of this Proxy Statement.
Nelson Gentiletti, 59, is a CPA and has served as our Chief Operating and Chief Financial Officer since January 1, 2019. Mr. Gentiletti has finance, accounting and strategic planning experience, most recently serving as the Chief Financial and Development Officer of Transcontinental Inc., where he worked from November 2011 until December 2018. Mr. Gentiletti also serves on the board of directors of Sportscene Group, Inc. since 2006 and Cascades Inc. since October 2019. Mr. Gentiletti received his Bachelor of Commerce degree from Concordia University in 1983 and his Graduate Diploma in Public Accountancy from McGill University in 1985.
Michel Megelas, 53, is a lawyer and was appointed as our Chief Legal Officer in June 2019. Mr. Megelas has extensive experience in the areas of commercial, corporate and securities law; more specifically, he has national and international experience in mergers, acquisitions and divestiture transactions, corporate reorganizations and corporate financing, as well as key customer, supplier and partner contracts. Prior to joining the Company, Mr. Megelas was Senior Legal Counsel for Ovivo Inc., a global provider of equipment, technology and systems producing the purest water and treating the most challenging wastewater in the industry. Mr. Megelas received his Law degree from Université de Montréal in 1993 and was called to the Québec Bar in February 1995.
Stephen Champagne, 53, is an engineer and was appointed as Chief Technology Officer in March 2020. Mr. Champagne’s experience includes laboratory development through engineering, procurement, and construction, as well as commercial plant commissioning. Prior to joining the Company, Mr. Champagne was the Director of the Process Group at Seneca Engineering until January 2020. Mr. Champagne also served as Chief Technology Officer of Lithion Recycling from July 2018 until January 2020. Mr. Champagne received his B. Eng. from Université Laval in 1993 and became a member of the Ordre des ingénieurs du Québec in 1995.
Yves Perron, 58, Mr. Perron was appointed Vice-President, Engineering and Construction in January 2021. He is responsible for project execution, permitting, engineering, procurement and contracting, construction and project control. Mr. Perron is an experienced executive with over 30 years of leadership experience in engineering, construction and project management in the industrial space, notably with mining, metallurgy and engineering consulting companies. Prior to joining the Company, Mr. Perron served as Vice-President, Engineering and Construction for Stornoway Diamonds from June 2012 until May 2019. Thereafter, he served as Executive Vice President Engineering, Construction & Reliability with Mason Graphite from June 2019 until December 2020. Mr. Perron holds a B. Eng from École de Technologie Supérieure (UQAM), as well as an MBA from Université du Québec à Montréal and an Executive MBA from Université Paris Dauphine.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis highlights the objectives and philosophy of our executive compensation program, describes each component of our executive compensation program, and explains the decisions of the Board and the Compensation Committee in designing our executive compensation program for fiscal 2020.
In fiscal 2021, our named executive officers were:
•	Daniel Solomita, our Chairman of the Board, Chief Executive Officer and President;
•	Nelson Gentiletti, our Chief Operating Officer, Chief Financial Officer and Treasurer;
•	Michel Megelas, our Chief Legal Officer and Secretary;
•	Stephen Champagne, our Chief Technology Officer;
•	Yves Perron, our Vice-President, Engineering and Construction
Executive Changes
•	Mr. Gentiletti retired effective March 1, 2021 and remained with the Company until April 30, 2021.
•	Mr. Megelas resigned effective March 19, 2021.
Executive Compensation Philosophy and Practices
Loop has a small executive leadership team that is dedicated to the ongoing development and commercialization of Loop’s technology. When Loop became a public company in 2017, the Board retained a US compensation consulting firm, Pay Governance LLC (“Pay Governance”), to assist in structuring our executive compensation programs. Pay Governance provided a template for the components of executive compensation, comprised of annual salary, annual cash incentive compensation based on achievement of specific annual performance objectives, and long-term equity compensation. These programs are more fully described below. In addition, Pay Governance assisted the board in identifying a comparator group of new public companies to establish specific compensation packages at that time.
Within this template, we continue to use judgement on a case-by-case basis when hiring new executives, in order to attract, motivate and retain the management talent required to support the implementation of our business plan, bearing in mind both external market conditions and internal compensation equity within the company, and being mindful of our position as a pre-revenue company which is not yet generating cash from operations.
Our founder and Chief Executive Officer, Daniel Solomita, continues to be the largest shareholder in the Company and as such is driven by creation of long-term shareholder value, as well as executing his and the Company’s mission to commercialize its groundbreaking technology to mitigate the global waste plastic crisis.
We seek to support Mr. Solomita by identifying and recruiting executives, managers and technical professionals who bring the required expertise, experience, competencies and professional qualifications, who are inspired by our mission and who are committed to rigorous standards of professional ethics and integrity.
In fiscal 2021, the following policies and practices were in place:
What we do:
•	The Compensation Committee consists entirely of independent directors.
•
A significant portion of the compensation opportunity of each continuing named executive officer is tied to the achievement of specified performance goals and/or has underlying value tied directly to our stock price, and is therefore at-risk.

•	Executive officers are required to provide service to us over a period of at least three to five years in order to fully vest in time-based equity awards.

What we do not do:
•	We do not provide any “single trigger” change in control payments or benefits to our named executive officers that remain with us.
•	We do not provide any post-employment retirement or pension benefits to our executive officers that are not available to our employees generally.
•	We do not provide tax gross-ups for payments or benefits paid in connection with a change in control.
•	We do not permit short sales, hedging, or pledging of stock ownership positions involving derivatives of our common stock.
Impact of 2020 Say-on-Pay Vote
We conducted a vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers (commonly known as a “Say-on-Pay” vote) at our 2020 Annual Meeting of Stockholders. 98.04% of the votes cast by stockholders were in favor of approving the compensation of our named executive officers. While evaluating our executive compensation program for fiscal 2021, the Compensation Committee considered the results and maintained the compensation philosophy and objectives and general approach to executive compensation from the prior year.
Executive Compensation Program Design
Our executive compensation program for fiscal 2021 reflected our stage of development as a pre-revenue publicly traded company. Accordingly, we designed our executive compensation program to provide market-competitive compensation in the form of base salary, cash or equity-based short-term incentive compensation, long-term incentive equity awards (including performance-based RSUs, time-based RSUs, performance-based stock options and time-based stock options), as well as certain employee health and welfare benefits. We believe our executive compensation program is appropriate for a company of our size, in our industry, and in our stage of growth. As the company matures, we will continue to evaluate our executive compensation program and governance practices.
We offer compensation in the form of base salaries and short-term cash or equity incentive compensation. We have structured our short-term incentive compensation to focus on the achievement of specific short-term financial and operational objectives that will further our longer-term growth objectives. In an effort to continue to motivate our named executive officers to further these objectives, the Board or the Compensation Committee, when possible, sets a range of performance achievement levels, including above target levels, to reflect disciplined execution of our growth objectives.
Additionally, long-term equity awards for shares of our common stock serve as a key component of our executive compensation program. Currently, we grant (i) stock options to ensure that the recipient receives value only through driving stockholder value; and (ii) full value awards, or awards without a purchase price, including RSUs, to provide appropriate levels of compensation, to facilitate retention, to provide more direct alignment to our stockholders and to promote stockholder value creation given that the value of a recipient’s shares increases only as stockholder value increases. In the future, we may introduce other forms of equity awards, as we deem appropriate, that further our objective of providing long-term incentives to our named executive officers while promoting stockholder value creation. On a case-by-case basis there may be a need to provide an up-front incentive to attract a qualified candidate. Such awards will typically be in the form of stock options and RSUs and will vest ratably over multiple years or with deferred cliff vesting after a specified number of years.
Finally, we offer our executive officers standard health and welfare benefits that are generally available to our other employees, including medical, dental, vision, short-term disability, long-term disability, and life insurance plans.
Our senior executive pay philosophy and framework includes guidelines for allocating compensation between short-term and long-term incentive compensation that provide for a large portion of incentive compensation to be tied to performance objectives. We use competitive market data to develop a general framework for establishing the appropriate pay levels and mix. Within this overall framework, the Compensation Committee reviews each component of executive compensation separately and also takes into consideration the value of each named executive officer’s compensation package as a whole and its relative value in comparison to our other named executive officers.

The Board and the Compensation Committee evaluate our compensation philosophy and executive compensation program as circumstances require and review executive compensation annually. The Board and the Compensation Committee apply our philosophy and the objectives outlined above, together with consideration for the levels of compensation that we would be willing to pay to ensure that our executive compensation remains competitive for highly-qualified talent and that we meet our recruiting and retention objectives, as well as the cost to us if we were required to find a replacement for a key executive officer.
Compensation-Setting Process
Role of Our Compensation Committee
Compensation decisions for our named executive officers generally are recommended by the Compensation Committee and approved by the Board. Currently, the Compensation Committee is responsible for reviewing, and evaluating the compensation arrangements, plans, policies, and practices for our named executive officers.
The Compensation Committee periodically reviews our executive compensation program, including base salary, short-term incentive compensation and long-term equity compensation, to determine whether they are appropriate, properly coordinated, and achieve their intended purposes, and to make any modifications to existing plans and arrangements or to adopt new plans or arrangements. In connection with such review and the hiring of executive officers, the Compensation Committee, after consulting with our management team and any compensation consultant that the Compensation Committee may engage and reviewing any market data provided by such compensation consultant, makes recommendations to the Board with respect to any base salary adjustments, target incentive amounts and compensation framework. With respect to our short-term and long-term incentive compensation, the Compensation Committee recommends to the Board for approval the applicable target performance levels for each performance objective used for the financial period following the Board’s approval of our annual plan.
Role of Management
In carrying out its responsibilities, the Compensation Committee works with members of our management team, including our Chief Executive Officer and Chief Financial Officer. Our management team and a compensation consultant, if one is retained, assist the Compensation Committee in the execution of its responsibilities by providing information on corporate and individual performance, market data, and management’s perspective and recommendations on compensation matters.
Except with respect to his own compensation, our Chief Executive Officer will make recommendations to the Compensation Committee regarding compensation matters, including the compensation of our executive officers. Our Chief Executive Officer also participates in meetings of the Compensation Committee, except with respect to discussions involving his own compensation, in which case the Committee meets in executive session without the Chief Executive Officer present.
While the Compensation Committee solicits the recommendations and proposals of our Chief Executive Officer with respect to compensation-related matters, these recommendations and proposals are only one factor in the Compensation Committee’s decision-making process.
Role of Compensation Consultant
The Compensation Committee has the authority to retain the services of external advisors, including compensation consultants, legal counsel and other advisors, from time to time, as it sees fit in connection with carrying out its duties.
In fiscal 2021, the Compensation Committee elected not to retain the services of a compensation consultant.
Use of Competitive Data
Our Compensation Committee considers many factors in setting the target pay package and determining actual compensation. Such factors include the overall competitive market for our executives, the alignment between the market-based positions and the actual responsibilities of our executives, each executive’s performance, internal parity, the value of each executive’s position and the value of each executive’s unvested equity holdings. Incentive compensation is provided primarily in the form of equity awards, with recent executive hires receiving performance-based RSUs and cash for annual incentive awards, and long-term incentive opportunities provided in performance-based stock options, time-based stock options, performance-based RSUs or time-based RSUs.

At the current stage of our development, we are dependent upon a small team of key executives to support Mr. Solomita in pursuing our business objectives, including the continued development of our technology and the development and implementation of our commercialization plan.
We continue to operate within an overall compensation framework and philosophy which was established in 2018 and which is described herein. This philosophy, as well as Mr. Solomita’s compensation, was established at the time with reference to a benchmark group of comparable companies and using external advisors. Within this framework, we use judgement on a case-by-case basis when hiring new executives, in order to attract the management talent required to support the needs of the business, bearing in mind both external market conditions in the Montreal market and internal compensation equity within the company.
Fiscal 2021 Executive Compensation Program Components
Overview
For fiscal 2021, the Compensation Committee reviewed the base salary, short-term incentive compensation opportunity, and long-term incentive compensation opportunity for all named executive officers. The Compensation Committee also considered the pay levels of Messrs. Solomita, Gentiletti, Megelas, Champagne and Perron as compared to the overall market, their performance, and the continued competition for experienced leadership in our industry.
The following describes each component of our executive compensation program, the rationale for each, and how the compensation amounts and awards were determined for fiscal 2021.
Base Salary
Base salary is the primary fixed component of our executive compensation program. We use base salary to compensate our named executive officers for services rendered during the fiscal year and to ensure that we remain competitive in attracting and retaining executive talent. Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, salary expectations, market compensation data and the base salaries of our other executive officers.
Thereafter, the Compensation Committee periodically reviews the base salaries of each named executive officer and makes adjustments as it determines to be reasonable and necessary to reflect our performance, the scope of a named executive officer’s performance, contributions, responsibilities, experience, current salary level, position (in the case of a promotion), and market pay positioning, as appropriate.
In connection with the amendment and restatement of Mr. Solomita’s employment agreement in fiscal 2019, the Compensation Committee reviewed his compensation package, including his base salary. In addition to the market-based study provided by Pay Governance, the Compensation Committee also considered other relevant factors, including, among others, Mr. Solomita’s critical importance to the Company’s success, performance and contributions, and the continued competition for experienced leadership in our industry. Based on this review, in June 2018, the Compensation Committee recommended, and the Board approved, an updated compensation package for Mr. Solomita, including an increase in his base salary from $180,000 to $598,905 CAD, effective as of March 1, 2018 (the first day of the Company’s 2018 fiscal year).
Mr. Gentiletti’s base salary was set at $535,000 CAD upon his hire in December 2018, Mr. Megelas’ base salary was set at $190,000 CAD upon his hire in June 2019, Mr. Champagne’s base salary was set at $250,000 CAD upon his hire in March 2020 and Mr. Perron’s base salary was set at $292,000 CAD upon his hire in January 2021. The base salary for each of these named executive officers was approved by the Compensation Committee and the Board and determined based on arm’s-length negotiations between the named executive officer and our Chief Executive Officer.
In fiscal 2021, we did not make any adjustments to the base salaries of our named executive officers.
The base salaries paid to our named executive officers in fiscal 2021 are set forth in the section entitled “Summary Compensation Table” below.
Short-Term Incentive Compensation
We use short-term incentive compensation to motivate our named executive officers to achieve our annual financial and operational objectives, while making progress towards our longer-term strategic and growth goals. Our short-term incentive program allows the Compensation Committee to provide cash or equity incentive awards to the executive officers, which are based upon performance goals established by the Board and the Compensation Committee.
The short-term incentive compensation provided to our named executive officers in fiscal 2021 is described in the immediately following paragraphs and set forth in the sections entitled “Summary Compensation Table” and “Grants of Plan-Based Awards for Fiscal 2021” below.
Daniel Solomita and Nelson Gentiletti
The compensation package for Mr. Solomita that the Compensation Committee recommended, and the Board approved, in June 2018 in connection with the amendment and restatement of his employment agreement includes an annual bonus opportunity for fiscal 2020 that provides for a payment equal to 25% of his base salary at threshold performance, 50% of his base salary at target performance, or 100% of his base salary at maximum performance.
Mr. Gentiletti’s employment agreement provides for a short-term incentive compensation opportunity in the form of cash (or, at his option, in RSUs or stock options), with payment equal to 25% of his base salary at threshold performance, 50% of his base salary at target performance, or 100% of his base salary at maximum performance. Mr. Gentiletti’s short-term incentive compensation opportunity was determined based on arm’s-length negotiations between him and our Chief Executive Officer and evaluated relative to an analysis of competitive compensation practices.
In February 2020, the Compensation Committee approved the performance goals for Mr. Solomita and Mr. Gentiletti’s fiscal 2021 annual bonus listed in the table below. For any scalable performance goal, if actual achievement falls between the specified minimum, target, or maximum performance levels, the amount payable with respect to the performance goal will be determined by straight-line interpolation. For any performance goal that is not scalable, the threshold and target levels must be achieved for the maximum amount to become payable with respect to the performance goal. In either case, if the threshold level for a particular performance goal is not achieved, no amount will be payable with respect to the performance goal.
The achievement of these performance goals (as indicated in the table below) was determined to be at 75% of target (37.5% of base salary), resulting in an annual bonus for Mr. Solomita for fiscal 2021 of $224,250 CAD, and an annual bonus for Mr. Gentiletti for fiscal year 2021 of $200,626 CAD.
Performance goals included: (i) strategic goals related to the Indorama Loop Technologies joint venture, (ii) development goals for Infinite LoopTM greenfield facilities, (iii) operational goals, (iv) engineering related goals, and (v) financing goals.
We made good progress in relation to the Company’s performance goals. We achieved significant advancements on the engineering design of our Infinite LoopTM process, the conversion of our pilot plant to an Infinite LoopTM demonstration and training facility, the development of our in-house engineering team, financing our on-going operations, as well as our Infinite LoopTM partnership in Europe. However, incentive pay was lower than target as there were COVID-related delays in the commissioning of the Spartanburg plant.
Michel Megelas
Mr. Megelas’ employment agreement provides for a short-term incentive compensation in the form of cash, with payment equal to 10% of his base salary at threshold performance, 20% of his base salary at target performance, or 30% of his base salary at maximum performance. If performance is below threshold performance, there would be no award. Mr. Megelas’ fiscal 2021 annual bonus performance was determined on a discretionary basis. Pursuant to his performance, Mr. Megelas received a bonus for fiscal 2021 in the amount of $19,000 CAD, which represented 10% of his base salary.
Stephen Champagne
Mr. Champagne’s employment agreement provides for a short-term incentive compensation in the form of cash, with payment equal to 10% of his base salary at threshold performance, 15% of his base salary at target performance, or 20% of his base salary at maximum performance. If performance is below threshold performance, there would be no award. Mr. Champagne’s fiscal 2021 annual bonus performance was determined on a discretionary basis. Pursuant to his performance, Mr. Champagne received a bonus for fiscal 2021 in the amount of $31,250 CAD, which represented 12.5% of his base salary.

Yves Perron
Mr. Perron’s employment agreement provides for a short-term incentive compensation in the form of cash, with payment equal to 10% of his base salary at threshold performance, 20% of his base salary at target performance, or 30% of his base salary at maximum performance. If performance is below threshold performance, there would be no award. Mr. Perron’s fiscal 2021 annual bonus performance was determined on a discretionary basis. Pursuant to his performance, Mr. Perron received a bonus for fiscal 2021 in the amount of $7,680 CAD, which represented 2.6% of his base salary, or 19.5% of his base salary pro-rated based on the portion of the year during which he was employed by the Company.
Long-Term Incentive Compensation
We grant long-term equity awards as a component of our executive compensation program in order to align our named executive officers’ long-term interests with our stockholders’ interests. Our long-term incentive program allows the Compensation Committee to provide equity incentive awards to the executive officers, which are based upon performance goals established by the Board and the Compensation Committee. The Company has elected to use equity-based awards in order to provide direct alignment to stockholder value, as reflected by the price of our common stock.
In determining the composition of these equity awards, the Compensation Committee decided to offer some new hires performance-based or time-based equity awards, which helped to maximize the value of the executive’s inducement award opportunity.
The size of the equity awards granted to our named executive officers in connection with their hire is determined through arm’s-length negotiation, taking into consideration factors such as the named executive officer’s role and responsibilities, the named executive officer’s compensation provided by the prior employer and new target cash compensation, the equity award’s potential retention and incentive value, market data on the size of new-hire awards provided by similar companies to similarly situated employees, and prevailing market conditions.
The long-term equity awards granted to our named executive officers in fiscal 2021 are described in the immediately following paragraphs and set forth in the sections entitled “Summary Compensation Table” and “Grants of Plan-Based Awards for Fiscal 2021” below.
Daniel Solomita
Mr. Solomita’s amended and restated employment agreement made no change to the equity incentive arrangement described in his prior employment agreement, which provided for an award of 4,000,000 RSUs that had not yet been granted. In June 2018, the Board approved the grant of these RSUs which became effective with the approval by the Company’s stockholders at the Company’s 2019 annual meeting of an increase in the number of shares available for issuance under the Company’s 2017 Equity Incentive Plan. In April 2020, the Board clarified and updated the milestones consistent with the shift in our business from the production of terephthalate (“PTA”) to the production of dimethyl terephthalate (“DMT”), another proven monomer of PET plastic that is far simpler to purify. One-quarter of the RSUs vest upon the achievement of each of following four performance milestones: (i) the Company’s securities are listed on an exchange or the OTCQX tier of the OTC Markets Group platform; (ii) the Company executes a contract for a minimum quantity of 25,000 metric tons of DMT and Monoethylene Glycol (“MEG”) or PET; (iii) the Company’s first full-scale production facility is in commercial operation; and (iv) the Company’s second full-scale production facility is in commercial operation. For these purposes, “commercial operation” means the full-scale production facility produces 10 metric tons per hour of DMT and MEG combined, for a term of not less than 6 months. Once vested in accordance with the milestones, one-fifth of the RSUs will be settled annually, generally commencing on the first settlement date following the date of vesting. As the first performance milestone has already been achieved, 1,000,000 RSUs have vested of which 200,000 RSUs were settled on October 15, 2019 and 200,000 RSUs were settled on October 15, 2020. The remaining 600,000 RSUs will be settled equally on each of the following three anniversaries.
Nelson Gentiletti
Mr. Gentiletti’s employment agreement provides for a fiscal 2021 long-term incentive compensation opportunity in the form of time-based RSUs with an intended value equal to 70% of his base salary. For grants based on a percentage of his base salary, the number of long-term incentive RSUs was to be determined by converting the intended dollar value of the RSUs to U.S. dollars using the currency exchange rate on the date the Board approved the RSUs and then dividing the converted value by the Company’s closing stock price on such date.

In fiscal 2021, the Board approved the following equity award grant to Mr. Gentiletti: (i) in March 2020, 31,762 time-based long-term incentive RSUs. This equity award is scheduled to vest, subject to continued service through each vesting date, in 1/3rd increments on the first three anniversaries of the grant date.
In fiscal 2020, the Board approved the following equity award grants to Mr. Gentiletti: (i) in March 2019, 14,422 time-based long-term incentive RSUs, and (ii) in July 2019, 8,734 performance-based long-term incentive RSUs. These equity awards are scheduled to vest as follows, subject to continued service through each vesting date: (i) the time-based long-term incentive RSUs will vest in 1/3rd increments on the first three anniversaries of the grant date, and (ii) any of the performance-based long-term incentive RSUs that become eligible to vest will vest in 1/3rd increments on the first three anniversaries of March 1 following the fiscal year in which the applicable performance goals were achieved.
Michel Megelas
Mr. Megelas’s new hire employment agreement provided for a new hire equity award of RSUs with an intended value of $40,000. In fiscal 2020, the Board approved an equity award grant to Mr. Megelas of 4,044 new hire RSUs. Mr. Megelas did not receive any long-term equity awards for the fiscal year ended February 28, 2021, and was not eligible for any additional long-term equity awards for the fiscal year ended February 29, 2020.
Stephen Champagne
Mr. Champagne’s new hire employment agreement provides for a new hire equity award of RSUs with an intended value of $450,000. In fiscal 2021, the Board approved an equity award grant to Mr. Champagne of 51,963 new hire RSUs. Mr. Champagne’s employment agreement does not provide for any long-term equity awards on an annual basis.
Yves Perron
Mr. Perron’s new hire employment agreement provides for a new hire equity award of RSUs with an intended value of $250,000. In fiscal 2021, the Board approved an equity award grant to Mr. Perron of 28,801 new hire RSUs. Mr. Perron’s employment agreement does not provide for any long-term equity awards on an annual basis.
Change in Control and Severance Benefits
We have entered into employment agreements with our named executive officers that provide for certain payments and benefits upon the termination of their employment under certain circumstances. We believe that these employment agreements provide retention value by encouraging our named executive officers to continue service with us and increase stockholder value by reducing any potential distractions caused by the possibility of involuntary termination or a potential change in control, allowing our named executive officers to focus on their duties and responsibilities. For a summary of the material terms and conditions of these employment arrangements, see the section below entitled “Potential Payments upon Termination or Change in Control.”
Other Compensation and Benefits
We provide employee benefits to all eligible employees, including our named executive officers. As discussed above, these benefits include medical, dental and vision insurance, life and disability insurance, and other plans and programs.
Stock Trading Practices; Hedging and Pledging Policy
We maintain an Insider Trading Policy that, among other things, prohibits our employees, including our named executive officers, from trading during quarterly and special blackout periods. In addition, we prohibit short sales, hedging and similar transactions designed to decrease the risks associated with holding our securities, as well as pledging the company’s securities as collateral for loans and transactions involving derivative securities relating to our common stock.
Our Insider Trading Policy requires that all directors and officers, including our named executive officers, pre-clear with our legal department any proposed open market transactions. Further, we have adopted Rule 10b5-1 trading plan guidelines that permit our directors and employees, including our named executive officers, to adopt Rule 10b5-1 trading plans. Under these guidelines, Rule 10b5-1 trading plans may only be adopted or modified during an open trading window under our Insider Trading Policy and only when such individual does not otherwise possess material nonpublic information about the company. These guidelines also provide for a cooling-off period before the first trade may occur under a Rule 10b5-1 trading plan.
Executive Pay Program Risk Assessment
The Compensation Committee and management discuss and evaluate our compensation program and policies for our employees (including our named executive officers) to determine whether they encourage excessive risk-taking and to assess policies and practices that could mitigate such risks. In addition, the Compensation Committee had previously engaged Pay Governance to independently review our executive compensation program. Based on these reviews, the Compensation Committee designs our executive compensation program to encourage our named executive officers to focus on our short-term and long-term success, and for the following reasons, the Compensation Committee believes that any risks arising from compensation program and policies are not reasonably likely to have a material adverse effect on the Company:
•	Company’s pay-for-performance philosophy
•	Use of a mix of cash and equity-based awards
•	Importance of performance-based equity awards that do not fully vest for several years
•	Inclusion of relevant milestones or other metrics (recognizing our emerging status currently makes it challenging to set multi-year performance goals)
•	Structure of the Chief Executive Officer’s RSU award which necessitates achieving critical milestones on our road to product commercialization
•	Significant outright equity ownership by our Chief Executive Officer
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code, or Section 162(m), generally limits the amount we may deduct from our federal income taxes for compensation paid to our Chief Executive Officer and certain other executive officers to $1 million per executive officer per year, subject to certain exceptions. Neither the Compensation Committee nor its authorized committee has adopted a policy that all equity or other compensation must be deductible.
Taxation of “Parachute Payments” and Deferred Compensation
If certain service providers receive payments or benefits in connection with a change in control that exceeds certain prescribed limits, they may be subject to an excise tax under Section 4999 of the Internal Revenue Code, and we may lose the ability to deduct the amounts subject to this excise tax under Section 280G of the Internal Revenue Code. Section 409A of the Internal Revenue Code, or Section 409A, imposes significant additional taxes on service providers that receive “deferred compensation” that does not meet the requirements of Section 409A. In fiscal 2021, we did not provide (and did not have any agreements or obligations to provide) any of our named executive officers with a “gross-up” payment or other reimbursement for any excise tax liability that he or she might owe under Section 4999 or for any additional tax that he or she might owe under Section 409A.
Accounting Considerations
We follow the authoritative accounting guidance under ASC Topic 718 for our share-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based equity awards made to employees (including named executive officers) and directors based on the grant date “fair value” of these awards. ASC Topic 718 also requires companies to recognize the compensation cost of share-based awards in their income statements over the periods that the employees or directors are required to render service in order to vest in the awards.
The grant date “fair value” of the awards granted to our named executive officers have been calculated for accounting purposes and reported in the tables below, even though our named executive officers may never realize any value from those awards.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation Committee
Andrew Lapham (Chair) Peter Kezios Jay Stubina
The information contained in the Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

COMPENSATION TABLES
Summary Compensation Table
The following table presents summary information regarding the compensation reportable for our named executive officers for fiscal 2021, as determined under SEC rules.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Daniel Solomita(2) Chief Executive Officer	2021	449,418	—	—	—	168,277	12,000	629,695
	2020	451,814	—	3,200,000	—	124,249	12,000	3,788,063
	2019	457,692	—	—	—	343,269	12,000	812,961
Nelson Gentiletti(3) Chief Operating and Chief Financial Officer	2021	401,464	—	278,874	—	150,550	—	830,888
	2020	403,604	—	217,904	—	110,991	—	732,499
	2019	66,089	—	2,056,727	—	19,827	—	2,142,642
Michel Megelas(4) Chief Legal Officer	2021	142,576	14,258	—	—	—	—	156,834
	2020	98,299	—	40,000	—	15,088	—	153,387
	2019	—	—	—	—	—	—	—
Stephen Champagne(5) Chief Technology Officer	2021	183,992	23,450	450,000	—	—	—	657,442
	2020	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—
Yves Perron(6) Vice-President, Engineering and Construction	2021	29,496	5,763	250,000	—	—	—	285,259
	2020	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—
(1)
The amounts reported in this column do not reflect the compensation actually received by the Named Executive Officer. For valuation purposes, the dollar amount shown represents the aggregate award date fair value of awards made in fiscal years ended February 29, 2020, February 28, 2019 and 2018, computed in accordance with FASB ASC Topic 718, “Stock-Based Compensation”.

(2)
On July 13, 2018, the Company and Mr. Solomita entered into an amendment and restatement of the employment agreement. The amended and restated employment agreement provides for an increase in Mr. Solomita’s base salary and eligibility to participate in an annual cash bonus subject to performance measures. Mr. Solomita’s base salary and bonus opportunity are deemed to be retroactive effective to March 1, 2018.

(3)	Began serving as Chief Financial Officer on January 1, 2019 and resigned on March 1, 2021 as part of the CFO transition plan. Andrew Hickey began serving as Chief Financial Officer on March 1, 2021.
(4)	Began serving as Chief Legal Officer on June 25, 2019 and resigned on March 19, 2021.
(5)	Began serving as Chief Technical Officer on June 9, 2020
(6)	Began serving as Vice-President, Engineering and Construction on January 11, 2021

Grants of Plan-Based Awards for Fiscal 2021
The following table presents, for each of our named executive officers, information concerning grants of plan-based awards made during fiscal 2021. This information supplements the information about these awards set forth in the Summary Compensation Table.
	Grant Date	Date of Board Action to Grant the Award	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
Daniel Solomita
Short-term incentive	July 8, 2019	July 8, 2019	112,355	224,709	449,418	—	—	—	—
Nelson Gentiletti
Short-term incentive	July 8, 2019	July 8, 2019	100,366	200,732	401,464	—	—	—	—
Time-based RSUs	March 1, 2019	March 4, 2019	—	—	—	31,762	—	—	278,874
Michel Megelas
Short-term incentive	June 28, 2019	June 28, 2019	—	—	—	—
Stephen Champagne
New hire RSUs	June 9, 2020	June 9, 2020	—	—	—	51,963	—	—	450,000
Yves Perron
New hire RSUs	January 14, 2021	January 14, 2021	—	—	—	28,801	—	—	250,000
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth all outstanding equity awards held by each Named Executive Officer as at February 28, 2021. For purposes of valuing the outstanding awards, the amounts below are based on a per share price of $8.61 for our common stock, which was the closing market price of the common stock as reported on the Nasdaq Global Select Market on February 26, 2021, the last business day of the fiscal year.
	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un- Exercisable (#)	Equity incentive plan awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration date	Number of shares or units of stock that have not vested (#)	Market Value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of Unearned shares, Units or Other Rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, Units or Other Rights that have not vested ($)
Daniel Solomita	—	—	—	—	—	3,000,000	$25,830,000	—	—
Nelson Gentiletti(1)	—	—	—	—	—	311,109	2,678,648	—	—
Michel Megelas(2)	—	—	—	—	—	4,044	34,819	—	—
Stephen Champagne	—	—	—	—	—	51,963	447,401	—	—
Yves Perron	—	—	—	—	—	28,801	247,977	—	—
(1)
Effective March 1, 2021, Nelson Gentiletti retired as Chief Financial and Operating Officer of the Company. Nelson Gentiletti remained with the Company until April 30. 19,629 of his 311,109 RSUs vested and were settled in shares of the Company’s common stock on March 1, 2021. The remaining 291,480 RSUs were forfeited on April 30, 2021.

(2)	On March 19, 2021, Michel Megelas stepped down as Chief Legal Officer of the Company, upon which date he forfeited his 4,044 RSUs.

Equity Compensation Plan Information in Fiscal 2021
As at February 28, 2021, there were 1,587,081 shares of our common stock subject to issuance upon the exercise of outstanding stock options and 4,210,520 shares of our common stock subject to issuance upon the settlement of RSUs under all of our equity compensation plans referred to in the table below. As at February 28, 2021, there were 1,083,412 shares of our common stock available for issuance under our equity compensation plan.
	Number of Securities to be Issued Upon Exercise of Options (#)	Weighted Average Exercise Price of Outstanding Options ($)	Weighted Average Remaining Term of Outstanding Options (years)	Number of Securities to be Issued Upon Vesting of Restricted Stock Units (#)	Weighted Average Issuance Price of Restricted Stock Units ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by shareholders	700,000	$12.00	6.54	4,210,520	$1.98	1,083,412
Equity compensation not approved by shareholders	887,081	2.71	5.50	—	—	—
Total equity compensation plans	1,587,081	$6.81	5.96	4,210,520	$1.98	1,083,412
Option Exercises and Stock Vested in Fiscal 2021
The following table provides information on vesting of RSUs during fiscal 2021.
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Daniel Solomita(1)	—	—	200,000	1,526,000(2)
Nelson Gentiletti	—	—	7,083	61,732(3)
Michel Megelas	—	—	—	—
Stephen Champagne	—	—	—	—
Yves Perron	—	—	—	—
(1)
Mr. Solomita received an award of 4,000,000 RSUs which became effective upon shareholder approval of an increase in the number of shares available for grant under the Plan at the Company’s 2019 Annual Meeting. The RSUs vest upon the occurrence of certain milestones and once vested, one-fifth of the RSUs will be settled annually. The first performance milestone has already been reached and consequently, 1,000,000 RSUs have vested effective June 27, 2019, of which the first installment of 200,000 RSUs was settled on October 15, 2019 and the second installment on October 15, 2020.

(2)	Based on the stock price of $7.63 which is the closing price of the Company’s common stock on the Nasdaq Stock Market at the close of business on the settlement date, being October 15, 2019.
(3)
Based on: (i) the stock price of $8.78, the closing price of the Company’s common stock on the Nasdaq Stock Market at the close of business on the day prior to the vesting and settlement date of 6,131 RSUs, being February 28, 2020, as the vesting and settlement date of 6,131 RSUs of March 1, 2020 was a Sunday, and (ii) $8.30, which is the closing price of the Company’s common stock on the Nasdaq Stock Market at the close of business on the day prior to the vesting and settlement date of 952 RSUs, being December 31, 2020, as the vesting and settlement date of January 1, 2021 was a holiday.

Pension Benefits and Nonqualified Deferred Compensation
We do not provide a pension plan for our employees, and none of our named executive officers participated in a nonqualified deferred compensation plan during fiscal 2021.
Potential Payments upon Termination or Change in Control
Mr. Daniel Solomita
On July 13, 2018, we entered into an amended and restated employment agreement, with no term, with Daniel Solomita, our President and Chief Executive Officer, such agreement referred to as the Solomita Amended and Restated Employment Agreement.

Pursuant to the Solomita Amended and Restated Employment Agreement, Mr. Solomita received an award of 4,000,000 RSUs, subject to the terms of our 2017 Equity Incentive Plan and a Restricted Stock Unit Agreement thereunder. Such grant became effective upon shareholder approval of an increase in the number of shares available for grant under the Plan at the Company’s 2019 Annual Meeting. The RSUs will vest upon the occurrence of certain milestones as follows:
•	1,000,000 RSUs will vest when the Company’s securities are listed an exchange or the OTCQX tier of the OTC Markets;
•	1,000,000 RSUs will vest when the Company executes a contract for a minimum quantity of 25,000 M/T of DMT/MEG or PET;
•	1,000,000 RSUs will vest when the Company’s first full-scale production facility is in commercial operation; and
•	1,000,000 RSUs will vest when the Company’s second full-scale production facility is in commercial operation.
For these purposes, “commercial operation” means the full-scale production facility produces 10 metric tons per hour of DMT and MEG combined, for a term of not less than 6 months. Once vested in accordance with the milestones, one-fifth of the RSUs will be settled annually, generally commencing on the first settlement date following the date of vesting.
The first performance milestone has been reached and consequently, 1,000,000 RSUs have vested effective June 27, 2019, of which the first installment of 200,000 RSUs was settled on October 15, 2019 and the second installment of 200,000 RSUs was settled on October 15, 2020.
If Mr. Solomita’s employment is involuntarily terminated by the Company without Cause prior to a Change of Control or more than 24 months following a Change of Control (as such terms are defined in the Solomita Amended and Restated Employment Agreement), Mr. Solomita will receive: (i) continued payment of his base salary for a period equal to 24 months, (ii) payments by the Company for the full cost of his medical benefits provided by the Company under which he is covered as of the date of his termination of employment for up to 24 months, (iii) if he is eligible as of the date that his employment is terminated to participate in a formal cash annual incentive plan as the Company may make available to its similarly-situated employees, a lump-sum payment equal to a pro-rated portion of the incentive payment payable to him under such cash annual incentive plan based on actual performance at the end of the performance period, (iv) accelerated vesting of 50% of the then-unvested portion of his outstanding equity compensation, (v) reimbursement for up to $10,000 of expenses incurred in obtaining new employment.
If Mr. Solomita’s employment is terminated by the Company without Cause or by his Resignation for Good Reason (as defined in the Solomita Amended and Restated Employment Agreement) within 24 months after a Change in Control, Mr. Solomita will receive following severance benefits: (i) a lump sum payment equal to 24 months of his base salary, (ii) payments by the Company for the full cost of his medical benefits provided by the Company under which he is covered as of the date of his termination of employment for up to 24 months, (iii) if he is eligible as of the date that his employment is terminated to participate in a formal cash annual incentive plan as the Company may make available to its similarly-situated employees, a lump-sum payment equal to a pro-rated portion of the incentive payment payable to him under such cash annual incentive plan based on actual performance as of the date his employment is terminated and as soon as reasonably practicable following such date (or if such performance is not determinable at such time, based on target performance) and a lump-sum payment equal to two times the target incentive payment payable under the applicable cash annual incentive plan, (iv) accelerated vesting of 100% of the 4,000,000 RSUs described above, (v) reimbursement for up to $20,000 of expenses incurred in obtaining new employment.
The receipt of the severance benefits described above are subject to Mr. Solomita’s timely executing and not revoking a release of claims and his continued compliance with his proprietary information and inventions agreement with the Company and the post-employment non-competition, non-solicitation, and non-disparagement covenants in the Solomita Amended and Restated Employment Agreement.
The Solomita Amended and Restated Employment Agreement also provides that in the event any amounts in the agreement or otherwise payable to him constitute “parachute payments” within the meaning of Section 280G of the

Internal Revenue Code of 1986, as amended (the “Code”), and could be subject to the related excise tax, he would be entitled to receive either full payment of benefits or such lesser amount that would result in no portion of the benefits being subject to an excise tax, whichever results in the greater amount of after-tax benefits to him.
For the purposes of the Solomita Employment Agreement, “Cause” means any grounds entitling the Board to summarily dismiss Mr. Solomita.
For purposes of the Solomita Amended and Restated Employment Agreement, “Resignation for Good Reason” generally means, Mr. Solomita’s resignation as a result of, and within 30 days following, (i) a change in Mr. Solomita’s position such that he is not a corporate officer of the Company (or a successor company in the event of a Change of Control), (ii) a significant and substantial reduction in Mr. Solomita’s job, duties, or responsibilities in a manner that is substantially and materially inconsistent with the position, duties, or responsibilities held by Mr. Solomita immediately before such reduction, (iii) any reduction in Mr. Solomita’s base salary other than in connection with and consistent with a general reduction of all officer base salaries; or (iv) a relocation of Mr. Solomita’s work location to a location more than 50 kilometers away from the current location provided such change increases Mr. Solomita’s commute by 25 kilometers or 30 minutes.
The Solomita Amended and Restated Employment Agreement prohibits Mr. Solomita from engaging in certain activities which compete with our business, seeking to recruit our employees or disclosing any of our trade secrets or otherwise confidential information. The foregoing description of the Solomita Amended and Restated Employment Agreement is a summary and is qualified in its entirety by the text of the Solomita Amended and Restated Employment Agreement, as amended, a copy of which is as an exhibit to our Form 8-K filed with the Securities and Exchange Commission on July 13, 2018.
Mr. Nelson Gentiletti
On December 18, 2018, our wholly-owned subsidiary, Loop Canada Inc., entered into an employment agreement with no term commencing on January 1, 2019 with Nelson Gentiletti, our Chief Operating and Chief Financial Officer, such agreement referred to as the Gentiletti Employment Agreement. Mr. Gentiletti resigned from the Company effective March 1, 2021.
Mr. Michel Megelas
On May 28, 2019, our wholly-owned subsidiary, Loop Canada Inc., entered into an employment agreement with no term, to commence on June 25, 2019, with Mr. Michel Megelas, our Chief Legal Officer, such agreement referred to as the Megelas Employment Agreement. Mr. Megelas resigned from the Company on March 19, 2021.
Mr. Stephen Champagne
On January 30, 2020, our wholly-owned subsidiary, Loop Canada Inc., entered into an employment agreement with no term, to commence on March 9, 2020, with Mr. Stephen Champagne, our Chief Technology Officer, such agreement referred to as the Champagne Employment Agreement.
Pursuant to the Champagne Employment Agreement, if Mr. Champagne’s employment is terminated by the Company without Serious Reason, Mr. Champagne will receive the following severance benefits, subject to his timely executing a release of claims and his continued compliance with the post-employment covenants his proprietary information and inventions agreement with the Company and his non-solicitation and non-disparagement agreement with the Company:
(i) his annual short-term incentive award prorated to the date of termination based on actual performance, payable in one lump-sum within the later of 30 days of termination for time-based awards or shortly after performance is determined at the end of the next quarterly reporting period for performance awards; (ii) a lump-sum payment equal to four months of his then-current base salary; and (iii) his new hire RSU award will be paid as if vested ratably over a period of thirty-three (33) months from the date of Board approval, with any such RSUs that are vested as of the date of termination to be paid in one lump sum within 30 days of termination.
For the purposes of the Champagne Employment Agreement, “Serious Reason” means a serious reason pursuant to Article 2094 of the Civil Code of Quebec and includes, without limitation, (i) Mr. Champagne’s breach of a material term of the Champagne Employment Agreement; (ii) Mr. Champagne’s conviction of a criminal offence involving fraud or dishonesty, or which otherwise adversely impacts the reputation of the Company;

(iii) Mr. Champagne directly or indirectly making personal profit out of or in connection with a transaction or business opportunity to which the Company is involved or otherwise associated with, without making disclosure to and seeking the prior written consent of the Company; (iv) Mr. Champagne’s failure to comply with any Company rules or policies of a material nature; (v) Mr. Champagne’s continued failure to substantially perform his job duties; (vi) any actions or omissions on Mr. Champagne’s part constituting gross misconduct or negligence in connection with the business of the Company.
As required by the Champagne Employment Agreement, Mr. Champagne has signed and agreed to be bound by a Non-Competition, Non-Solicitation and Non-Disparagement Agreement.
Mr. Yves Perron
On November 18, 2020, our wholly-owned subsidiary, Loop Canada Inc., entered into an employment agreement with no term, to commence on January 11, 2021, with Mr. Yves Perron, our Vice-President, Engineering and Construction, such agreement referred to as the Perron Employment Agreement.
Pursuant to the Perron Employment Agreement, if Mr. Perron’s employment is terminated by the Company without Serious Reason, Mr. Perron will receive the following severance benefits, subject to his timely executing a release of claims and his continued compliance with the post-employment covenants his proprietary information and inventions agreement with the Company and his non-solicitation and non-disparagement agreement with the Company:
(i) his annual short-term incentive award prorated to the date of termination based on actual performance, payable in one lump-sum within the later of 30 days of termination for time-based awards or shortly after performance is determined at the end of the next quarterly reporting period for performance awards; (ii) a lump-sum payment equal to ten (10) months of his then-current base salary; and (iii) his new hire RSU award will be paid as if vested ratably over a period of sixty (60) months from the date of Board approval, with any such RSUs that are vested as of the date of termination to be paid in one lump sum within 30 days of termination.
For the purposes of the Perron Employment Agreement, “Serious Reason” means a serious reason pursuant to Article 2094 of the Civil Code of Quebec and includes, without limitation, (i) Mr. Perron’s breach of a material term of the Perron Employment Agreement; (ii) Mr. Perron’s conviction of a criminal offence involving fraud or dishonesty, or which otherwise adversely impacts the reputation of the Company; (iii) Mr. Perron directly or indirectly making personal profit out of or in connection with a transaction or business opportunity to which the Company is involved or otherwise associated with, without making disclosure to and seeking the prior written consent of the Company; (iv) Mr. Perron’s failure to comply with any Company rules or policies of a material nature; (v) Mr. Perron’s continued failure to substantially perform his job duties; (vi) any actions or omissions on Mr. Perron’s part constituting gross misconduct or negligence in connection with the business of the Company.
As required by the Perron Employment Agreement, Mr. Perron has signed and agreed to be bound by a Non-Competition, Non-Solicitation and Non-Disparagement Agreement.

Estimated Payments Upon Termination or Change in Control
The following table provides an estimate of the payments and benefits that would be provided in the circumstances described above for each of the named executive officers, assuming the triggering event took place on February 26, 2021 (the last business day of fiscal 2021) and based on the $8.61 closing price per share of our common stock on the Nasdaq Stock Market on February 26, 2021 (the last trading day of fiscal 2021). A number of factors may affect the nature and amount of any potential payments or benefits, and as a result, the payments and benefits actually paid (if any) may be different. For example, a triggering event may occur on a date other than February 28, 2021, the price per share of our common stock on the date of the triggering event may be higher or lower than $8.61 or the assumptions relied upon in the estimate of potential payments and benefits below may not reflect the actual circumstances of the triggering event. Accordingly, there is no guarantee that a triggering event would produce the same or similar results as those estimated below.
Name	Termination Without Cause or Resignation for Good Reason ($)	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control ($)
Daniel Solomita
Base salary	898,837	898,837
Cash incentive compensation	168,277	617,696
Equity incentive compensation(1)(2)	18,081,000	30,996,000
Total potential payment	19,148,114	32,512,533
Nelson Gentiletti
Base salary	802,928	802,928
Cash incentive compensation	150,550	150,550
Equity incentive compensation(2)	958,822	2,678,648
Total potential payment	1,912,300	3,632,126
Michel Megelas
Base salary	47,525	47,525
Cash incentive compensation	14,258	14,258
Equity incentive compensation(2)	11,632	34,819
Total potential payment	73,415	96,602
Stephen Champagne
Base salary	62,533	62,533
Cash incentive compensation	28,140	28,140
Equity incentive compensation(2)	145,457	145,457
Total potential payment	236,130	236,130
Yves Perron
Base salary	182,597	182,597
Cash incentive compensation	43,823	43,823
Equity incentive compensation(2)	6,111	247,977
Total potential payment	232,531	474,397
(1)
In June 2018, the Board approved the grant of an award of 4,000,000 RSUs to Mr. Solomita, which became effective upon approval by the Company’s stockholders at the Company’s 2019 Annual Meeting of an increase in the number of shares available for issuance under the Company’s 2017 Equity Incentive Plan. Since the Company’s stockholders approved Proposal Three, the grant of this RSU award to Mr. Solomita became effective, and the vesting acceleration provisions in the Solomita Amended and Restated Employment Agreement (described above in the section above entitled “Potential Payments upon Termination or Change in Control”) apply to the RSU award.

(2)
The amounts listed represent the value of the vesting acceleration benefits described above in the section above entitled “Potential Payments upon Termination or Change in Control” as of February 28, 2021. For RSUs, the value of such vesting acceleration is computed by multiplying (i) the number of shares of our common stock subject to the RSUs that are being accelerated by (ii) the closing sales price per share of our common stock on February 26, 2021 ($8.61).

TRANSACTIONS WITH RELATED PERSONS
Our Board of Directors has adopted a written related party transactions policy. All transactions required to be reported pursuant to Item 404 of Regulation S-K are subject to approval by the Audit Committee of our Board of Directors. In furtherance of relevant Nasdaq rules and our commitment to corporate governance, the charter of the Audit Committee provides that the Audit Committee shall review and approve any proposed related party transactions including, transactions required to be reported pursuant to Item 404 of Regulation S-K. The Company is also required by Nasdaq Rule 5250(b)(3) to disclose all agreements and arrangements between any director or nominee for director, and any person or entity other than the Company, relating to compensation or other payment in connection with such person’s candidacy or service as a director of the Company. The Company is not aware of any such agreements.
In evaluating transactions with related parties, our Audit Committee considers all of the available material facts and circumstances of a related person transaction, including: the direct and indirect interests of the related persons; in the event the related person is a director or nominee for director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on a director’s or nominee for director’s independence; the risks, costs and benefits of the transaction to us; and whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.
Transactions and Relationships with Directors, Director Nominees, Executive Officers and Five Percent Stockholders
We believe that there have not been any transaction or series of transactions during fiscal 2021 to which we were or are to be a participant in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than five percent of our Common Stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest, other than compensation described in this section and the sections titled “Executive Compensation, Management and Other Information,” or “Director Compensation” elsewhere in this Proxy Statement.
Mr. Daniel Solomita, our controlling stockholder and Chief Executive Officer, or companies controlled by him, previously made advances to the Company which were unsecured, non-interest bearing with no formal terms of repayment. As of May 4, 2018, we do not owe any money to Mr. Solomita or entities controlled by him.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On August 16, 2017, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm. The selection and engagement of PwC as our independent registered public accounting firm was approved by the Board on August 16, 2017, effective as at August 16, 2017. On June 29, 2020, at the 2020 Annual Meeting of Shareholders, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2021 was ratified by shareholders.
A representative of PwC may be present at the 2021 Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions. The stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending February 28, 2022.
Audit Fees During Fiscal Years 2021 and 2020
The following table sets forth the approximate aggregate fees paid by us to our independent registered public accounting firms during the fiscal years ended February 28, 2021 and February 29, 2020.
	Fiscal 2021	Fiscal 2020
Audit Fees(1)	146,082	167,466
Audit-Related Fees(2)	39,055	67,383
Tax Fees(3)	—	—
All Other Fees(4)	900	1,800
Total Fees	185,137	236,650
(1)
Audit Fees. This category represents fees billed for professional services rendered by the principal accountant for the audits of the registrant’s annual financial statements and internal controls over financial reporting, review of the interim financial statements included in the registrant’s quarterly reports on Form 10-Q, and services that are normally provided by the accountant in connection with statutory audits and other SEC filings or engagements. Audit Fees paid to PwC in Fiscal years 2021 and 2020 amounted to $143,882 and $167,466 respectively. Audit Fees paid to Weinberg & Company (“Weinberg”) our previous independent registered accounting firm in fiscal years 2021 and 2020 amounted to nil and $9,500 respectively.

(2)
Audit-Related Fees. This category represents fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of registrant’s financial statements, primarily related to accounting consultations and related to accounting, financial reporting or disclosure matters not classified as “Audit Fees.” Fees paid to PwC in Fiscal years 2021 and 2020 amounted to $39,055 and $37,883, respectively. Fees paid to Weinberg in Fiscal years 2021 and 2020 amounted to nil and $29,500 respectively.

(3)
Tax Fees. This category represents fees billed for professional services rendered by the principal accountant for tax compliance in certain international jurisdictions, tax advice and tax planning. Fees paid to PwC in fiscal year 2021 and 2020 amounted to nil and nil, respectively. Fees paid to Weinberg in fiscal years 2021 and 2020 amounted to nil and nil.

(4)	All Other Fees. This category represents the aggregate fees billed for any other products and services provided by the principal accountant.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the SEC require all independent registered public accounting firms that audit issuers to obtain pre-approval from their respective audit committees in order to provide professional services without impairing independence. As such, our Audit Committee has a policy and has established procedures by which it pre-approves all audit and other permitted professional services to be provided by our independent registered public accounting firm.
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Our audit committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date. On January 9, 2018, the Audit Committee approved the Audit and Non-Audit Services Pre-Approval Policy (“Pre-Approval Policy”) effective for the fiscal year ended February 28, 2018 and subsequent fiscal years. Of the fees paid in fiscal year 2021, 96% were approved by the Audit Committee using the pre-approval policies and procedures described herein. Of the fees paid in fiscal year 2020, 96% were approved by the Audit Committee using the pre-approval policies and procedures described herein.
Required Vote & Recommendation of the Board
Unless marked to the contrary, proxies received will be voted “FOR” approval of the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending February 28, 2022. Abstentions and broker non-votes will not affect the outcome of the vote. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.
THE LOOP BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT LOOP
STOCKHOLDERS VOTE “FOR” RATIFICATION OF APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors is responsible for providing an independent, objective review of our accounting functions and internal controls. The Audit Committee is comprised of Mr. Sellyn, Mr. Lapham and Mr. Stubina, each of whom is independent within the meaning of the listing standards of the Nasdaq Stock Market, and was governed by a written charter first adopted and approved by the Board of Directors, and who reviewed the Audit Committee Report for the fiscal year ended February 28, 2021. As of the date of this meeting and for fiscal year ending February 28, 2022, the Audit Committee will be comprised of Mr. Sellyn (Chair), Ms. Sams and Mr. Stubina. A copy of our Audit Committee Charter is available on our website at http://www.loopindustries.com/assets/docs/Audit_Committee_Charter.pdf. The Audit Committee met four times during fiscal 2021.
In connection with our audited financial statements for the fiscal year ended February 28, 2021, on May 27, 2021, the Audit Committee (1) reviewed and discussed the audited financial statements with management, (2) discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as currently in effect and as adopted by the Public Company Accounting Oversight Board (“PCAOB”), and (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants communications with the audit committee concerning independence and discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm.
The Audit Committee has considered and determined that the provision of the services other than audit services referenced above is compatible with maintenance of the auditor’s independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2021 for filing with the SEC.
The Audit Committee:
Laurence Sellyn (Chair)
Andrew Lapham
Jay Stubina

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our Common Stock and Series A Preferred Stock as at May 4, 2021 as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our Common Stock; (2) each of our directors and nominees; (3) each Named Executive Officer; and (4) all of our directors and executive officers as a group.
The amounts and percentages of our Common Stock and Series A Preferred Stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days.
Holders of our Common Stock and Series A Preferred Stock vote together as a single class. The one share of Series A Preferred Stock issued to Mr. Solomita affords him a majority of the total voting power so long as Mr. Solomita holds not less than 7.5% of the issued and outstanding shares of our common stock, assuring that Mr. Solomita retains control with his presently-held 44.8% of the issued and outstanding shares of our common stock.
Subject to the paragraph above, percentage ownership of outstanding shares is based on 42,433,320 shares of Common Stock outstanding and one share of Series A Preferred Stock outstanding as of May 4, 2021.
Name and Address of Beneficial Owner	Shares of Common Stock(1) (#)	Percent of Common Stock (%)	Shares of Series A Preferred Stock (#)	Percent of Preferred Stock (%)	Combined Voting Shares (#)	Combined Voting Power (%)
Daniel Solomita(2)	19,910,000	44.80	1	100	78,804,737	77.09
Nelson Gentiletti	27,664	*	—	—	27,664	*
Drew Hickey(3)	—	—	—	—	—	—
Michel Megelas	—	—	—	—	—	—
Stephen Champagne	—	—	—	—	—	—
Yves Perron	—	—	—	—	—	—
Jay Stubina(4)	135,869	*	—	—	135,869	*
Laurence Sellyn(5)	68,004	*	—	—	68,004	*
Andrew Lapham(6)	8,174,829	17.56	—	—	8,174,829	7.69
Peter Kezios(7)	9,662	*	—	—	9,662	*
Louise Sams(8)	—	—	—	—	—	—
All Directors and Executive Officers as a Group (10 persons)	27,449,538	62.98	1	100	87,244,275	85.03
*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)
These units represent shares of common stock owned by the beneficial owner as well as any equity grant that vests within 60 days of the record date May 4, 2021, including any equity grants granted during the 2021 Annual Meeting.

(2)
Mr. Solomita received an award of 4,000,000 RSUs which became effective upon shareholder approval of an increase in the number of shares available for grant under the 2017 Equity Incentive Plan at the Company’s 2019 Annual Meeting. The RSUs vest upon the occurrence of certain milestones and once vested, one-fifth of the RSUs will be settled annually. The first performance milestone has already been reached and consequently, 1,000,000 RSUs have vested effective June 27, 2019, of which the first installment of 200,000 RSUs was settled on October 15, 2019 and the second installment on October 15, 2020. The remaining 600,000 vested RSUs will be settled in equal installments over the next three years. If those shares are added to Mr. Solomita’s holdings, his ownership percentage of common stock would increase to 45.57% and his combined voting power would increase to 77.22%. For so long as Mr. Solomita holds not less than 7.5% of the issued and outstanding shares of our common stock, the share of Series A Preferred Stock shall have a majority of the voting power which is equal to 78,804,737 voting shares as at May 4, 2021.

(3)	Drew Hickey began serving as Chief Financial Officer on March 1, 2021.
(4)
Comprised of 75,000 shares of our common stock held by 6337708 Canada Inc., a corporation duly formed and existing under the laws of Canada and controlled by Jay Stubina, 10,000 shares held directly by Mr. Stubina, 41,309 restricted stock units granted to Mr. Stubina in his functions as Director, and 9,560 shares of common stock resulting from the settlement of RSUs which vested in May 2018. The balance of RSUs will vest on June 27, 2021.

(5)
Comprised of 11,695 shares of our common stock and 41,647 restricted stock units granted to Mr. Sellyn in his functions as Director of which the settlement of 46,647 RSUs has been deferred until Mr. Sellyn’s retirement from the Board and 9,662 RSU’s will vest within 60 days of the record date of May 4, 2021.

(6)
Comprised of (i) 27,695 restricted stock units granted to Mr. Lapham, 18,033 of which settlement has been deferred until Mr. Lapham’s retirement from the Board and 9,662 which fully vest within 60 days of the record date of May 4, 2021, (ii) 3,032,068 shares of our common stock and 3,061,988 warrants exercisable for $11.00 held by Northern Private Capital Fund I Limited Partnership, (iii) 1,021,499 shares of common stock and 1,031,579 warrants exercisable at $11.00 per shares held by Northern Private Capital Fund I Non-Resident Limited Partnership.

(7)	These units represent restricted stock units granted to Mr. Kezios which fully vest within 60 days of the record date of May 4, 2021.
(8)	Louise Sams was appointed to the Board of Directors on April 7, 2021.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, which was put in place by the Dodd-Frank Act, we are providing shareholders with a vote to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay” vote. As a result of the vote of our shareholders to Proposal Five at our 2019 Annual Meeting, we are required to provide our shareholders the opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers every year.
The principal objectives of our executive compensation program are:
•	To attract and retain executive officers with the skills, experience and motivation to enable us to achieve our stated objectives;
•
To provide a mix of current, short-term and long-term compensation to achieve a balance between current income and long-term incentive opportunity and promote focus on both annual and multi-year business objectives;

•	To align total compensation with the performance commitments we seek for our shareholders, including, long-term growth in revenue and EPS;
•	To allow executive officers who demonstrate consistent performance over a multi-year period to earn above-average compensation when we achieve above-average long-term performance;
•	To be affordable and appropriate in light of our size, strategy and anticipated performance; and
•
To be straightforward and transparent in its design, so that shareholders and other interested parties can clearly understand all elements of our compensation programs, individually and in the aggregate.

This proposal gives our shareholders the opportunity to express their views on the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. For the reasons discussed above, we are asking our shareholders to indicate their support for our executive compensation by voting FOR, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Summary Compensation Table and the other related tables and disclosure).
The say-on-pay vote is an advisory vote only, and therefore it will not bind us or our Board of Directors or our Compensation Committee. However, the Board of Directors and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.
Required Vote & Recommendation of the Board
If a quorum is present, in order to approve the advisory vote on executive compensation, the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will have no effect on the determination of the outcome of this proposal.
THE LOOP BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT LOOP
STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION RELATING
TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OTHER MATTERS
As of the date of this proxy, management knows of no business or nominations that will be presented for consideration at the 2021 Annual Meeting other than as stated in the Notice of Meeting and enclosed Proxy Statement. If any other business is properly brought before the 2021 Annual Meeting, shares subject to proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the discretion of the persons voting such proxies.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act and the rules of the SEC thereunder require our executive officers, directors and certain stockholders who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership of our Common Stock with the SEC. Based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, we believe that all required reports were filed on time with the SEC for fiscal year 2021, with the exception of the following: a Form 3 filed by Northern Private Capital Fund I Non-Resident Limited Partnership, related to a transfer of registered ownership of the Common Stock and options to a sister limited partnership was filed late on February 22, 2021, a Form 4 filed by Northern Private Capital Fund I Limited Partnership, related to a transfer of registered ownership of the Common Stock and options to a sister limited partnership was filed late on February 22, 2021.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our annual report, Proxy Statement or Notice is sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents without charge to you upon written request to Loop Industries, Inc., 480 Fernand-Poitras Street, Terrebonne, Québec, Canada J6Y 1Y4 or upon telephonic request to (450) 951-8555, Attn: Chief Financial Officer. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you receive your proxy materials by mail, we encourage you to elect to receive future copies of our proxy materials by e-mail. To enroll in this program, follow the instructions included on your Notice or in the proxy materials provided by your bank or broker. Enrollment in the online program will remain in effect for as long as your brokerage account is active or until enrollment is canceled. Enrolling to receive proxy materials online will save us the cost of printing and mailing documents and will reduce the environmental impact of our annual meetings.
ANNUAL REPORT ON FORM 10-K
We filed our Annual Report on Form 10-K for the fiscal year ended February 28, 2021 with the SEC on May 28, 2021, a copy of which is enclosed herein. You can also access the report from the “Investors” section of our website at http://www.loopindustries.com/en/investors/home. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.
COST OF SOLICITATION
The cost of soliciting proxies will be borne by the Company. Officers, other employees and directors may solicit proxies personally or by telephone without any addition to their regular compensation. Upon request, we will reimburse the reasonable costs incurred by brokers, banks, or other nominees for mailing proxy materials and annual shareholder reports to the beneficial owners of the shares they hold of record.
NON-SOLICITATION MATERIALS
The information contained in this Proxy Statement under the caption “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

LOOP INDUSTRIES, INC.
480 FERNAND-POITRAS
TERREBONNE, QUEBEC, CANADA, J6Y 1Y4
CANADA

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 27, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LOOP2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 27, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D55219-P52360 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LOOP INDUSTRIES, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Jay Stubina	☐	☐	☐
1b. Andrew Lapham	☐	☐	☐
1c. Laurence Sellyn	☐	☐	☐
1d. Louise Sams	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com

D55220-P52360

LOOP INDUSTRIES, INC.
Annual Meeting of Stockholders
June 28, 2021

This proxy is solicited by the Board of Directors of Loop Industries, Inc., a Nevada corporation (the "Company"). The undersigned stockholder of the Company hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated May 28, 2021 and hereby appoints Daniel Solomita and Drew Hickey, and either of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Loop Industries, Inc. to be held on June 28, 2021 at 10 a.m. EDT, via live webcast at www.virtualshareholdermeeting.com/LOOP2021, and to vote all shares of our Common Stock held of record by the undersigned on May 4, 2021, as hereinafter specified upon the proposals listed, and with discretionary authority upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side